Exhibit 99.1
R1 RCM Reports First Quarter 2020 Results
CHICAGO - May 5, 2020 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months ended March 31, 2020.
First Quarter 2020 Results:
•Revenue of $320.5 million, up $44.6 million and 16.2% compared to the same period last year

•GAAP net income of $18.2 million, compared to net income of $0.2 million in the same period last year

•Adjusted EBITDA of $61.6 million, up $28.2 million compared to the same period last year
“I am grateful to all of our employees for their positive attitude and efforts to help our healthcare provider customers in the current environment. The R1 team has mobilized quickly, demonstrating a steadfast commitment to the success of our customers and the patients they serve,” said Joe Flanagan, President and Chief Executive Officer of R1. “While COVID-19 has resulted in a near-term decline in patient volumes, we are prepared to successfully navigate a variety of scenarios while simultaneously ensuring R1 is positioned for sustained long-term growth.”
“I am pleased with our team's continued focus on execution which helped drive solid first quarter results,” added Richard Evans, Interim Chief Financial Officer and Chief Accounting Officer. “Our strong business model, balance sheet, and the actions we are taking give us the confidence to be able to weather the ongoing crisis and emerge as a leaner and more efficient company that is well positioned to drive continued strong performance for our customers as well as our shareholders.”
Outlook
As a result of the uncertainty created by COVID-19 on the healthcare industry and broader US economy, the company is suspending prior financial guidance provided on February 20, 2020. The company will continue to share near-term updates and expects to provide updated 2020 guidance when there is improved visibility into revenues for the second half of the year.

Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 833-968-2190 (778-560-2796 outside the U.S. and Canada) using conference code number 3155137. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, expense arising from debt extinguishment, strategic initiatives costs, transitioned employee restructuring expense, digital transformation office expenses, and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Tables 4 through 8 present a reconciliation of GAAP financial measures to non-GAAP financial measures, including adjusted EBITDA. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,”

“forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about the potential impacts of the COVID-19 pandemic, our strategic initiatives, our capital plans, our costs, our ability to successfully deliver on our commitments to our customers, our ability to deploy new business as planned, our ability to successfully implement new technologies, our future financial performance, and our liquidity. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the severity, magnitude and duration of the COVID-19 pandemic; responses to the pandemic by the government and healthcare providers and the direct and indirect impacts of the pandemic on our customers and personnel; the disruption of national, state and local economies as a result of the pandemic; the impact of the pandemic on our financial results, including possible lost revenue and increased expenses; and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019 and any other periodic reports that the Company files with the Securities and Exchange Commission.
About R1 RCM
R1 is a leading provider of technology-enabled revenue cycle management services which transform a health system’s revenue cycle performance across settings of care. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com
Contact:
R1 RCM Inc.

Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Natalie Joslin
678-585-1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$106.0	$92.0
Accounts receivable, net of $4.6 million and $2.8 million allowance	57.6	52.3
Accounts receivable, net of $0.1 million and $0.0 million allowance - related party	36.3	30.8
Prepaid expenses and other current assets	43.9	41.6
Total current assets	243.8	216.7
Property, equipment and software, net	116.7	116.9
Operating lease right-of-use assets	73.8	77.9
Intangible assets, net	161.3	164.7
Goodwill	253.2	253.2
Non-current deferred tax assets	55.6	64.2
Non-current portion of restricted cash equivalents	1.0	0.5
Other assets	37.5	35.0
Total assets	$942.9	$929.1
Liabilities
Current liabilities:
Accounts payable	$24.8	$20.2
Current portion of customer liabilities	13.3	14.0
Current portion of customer liabilities - related party	31.0	34.1
Accrued compensation and benefits	48.1	95.1
Current portion of operating lease liabilities	13.3	12.8
Current portion of long-term debt	16.3	16.3
Other accrued expenses	60.6	40.0
Total current liabilities	207.4	232.5
Non-current portion of customer liabilities - related party	19.3	18.6
Non-current portion of operating lease liabilities	78.4	82.7
Long-term debt	363.3	337.7
Other non-current liabilities	8.5	10.4
Total liabilities	676.9	681.9

Preferred Stock	234.5	229.1
Stockholders’ equity:
Common stock	1.3	1.3
Additional paid-in capital	375.2	372.7
Accumulated deficit	(260.4)	(277.8)
Accumulated other comprehensive loss	(11.0)	(4.5)
Treasury stock	(73.6)	(73.6)
Total stockholders’ equity	31.5	18.1
Total liabilities and stockholders’ equity	$942.9	$929.1

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Net operating fees	$280.9	$241.3
Incentive fees	16.8	12.2
Other	22.8	22.4
Net services revenue	320.5	275.9
Operating expenses:
Cost of services	253.9	237.2
Selling, general and administrative	25.5	22.5
Other expenses	8.7	8.8
Total operating expenses	288.1	268.5
Income (loss) from operations	32.4	7.4
Net interest expense (income)	3.8	10.2
Income (loss) before income tax provision (benefit)	28.6	(2.8)
Income tax provision (benefit)	10.4	(3.0)
Net income (loss)	$18.2	$0.2

Net income (loss) per common share:
Basic	$0.06	$(0.04)
Diluted	$0.05	$(0.04)
Weighted average shares used in calculating net income (loss) per common share:
Basic	114,441,043	109,802,632
Diluted	169,620,178	109,802,632

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2020	2019
Operating activities
Net income (loss)	$18.2	$0.2
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	15.7	12.9
Amortization of debt issuance costs	0.2	0.6
Share-based compensation	4.8	4.4
Provision for credit losses	0.8	1.0
Deferred income taxes	8.9	(4.1)
Non-cash lease expense	2.9	2.7
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(12.5)	33.0
Prepaid expenses and other assets	(5.2)	(3.3)
Accounts payable	2.8	3.0
Accrued compensation and benefits	(46.6)	9.1
Lease liabilities	(2.6)	(2.7)
Other liabilities	16.0	12.4
Customer liabilities and customer liabilities - related party	(2.8)	1.9
Net cash provided by operating activities	0.6	71.1
Investing activities
Purchases of property, equipment, and software	(13.3)	(14.8)
Net cash used in investing activities	(13.3)	(14.8)
Financing activities
Borrowings on revolver	50.0	—
Repayment of senior secured debt	(4.1)	(0.7)
Repayments on revolver	(20.0)	—
Exercise of vested stock options	3.1	0.4
Shares withheld for taxes	—	(3.3)
Finance lease payments	(0.6)	(0.2)
Net cash provided by (used in) financing activities	28.4	(3.8)
Effect of exchange rate changes in cash, cash equivalents and restricted cash	(1.2)	0.2
Net increase in cash, cash equivalents and restricted cash	14.5	52.7
Cash, cash equivalents and restricted cash, at beginning of period	92.5	65.1
Cash, cash equivalents and restricted cash, at end of period	$107.0	$117.8

Table 4
R1 RCM Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended March 31,		2020 vs. 2019 Change
	2020	2019	Amount	%
Net income (loss)	$18.2	$0.2	$18.0	n.m.
Net interest expense (income)	3.8	10.2	(6.4)	(63)%
Income tax provision (benefit)	10.4	(3.0)	13.4	n.m.
Depreciation and amortization expense	15.7	12.9	2.8	22%
Share-based compensation expense	4.8	4.3	0.5	12%
Other expenses	8.7	8.8	(0.1)	(1)%
Adjusted EBITDA (non-GAAP)	$61.6	$33.4	$28.2	84%

          n.m. - not meaningful

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended March 31,
	2020	2019
Cost of services	$253.9	$237.2
Less:
Share-based compensation expense	1.9	1.3
Depreciation and amortization expense	14.4	12.4
Non-GAAP cost of services	$237.6	$223.5

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended March 31,
	2020	2019
Selling, general and administrative	$25.5	$22.5
Less:
Share-based compensation expense	2.9	3.0
Depreciation and amortization expense	1.3	0.5
Non-GAAP selling, general and administrative	$21.3	$19.0

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended March 31,
	2020	2019
RCM services: net operating fees	$280.9	$241.3
RCM services: incentive fees	16.8	12.2
RCM services: other	22.8	22.4
Net services revenue	320.5	275.9

Operating expenses:
Cost of services (non-GAAP)	237.6	223.5
Selling, general and administrative (non-GAAP)	21.3	19.0
Sub-total	258.9	242.5

Adjusted EBITDA	$61.6	$33.4

Table 8
R1 RCM Inc.
Reconciliation of Total Debt to Net Debt (Unaudited)
(In millions)

	March 31,	December 31,
	2020	2019
Senior Revolver	$70.0	$40.0
Senior Term Loan	312.8	316.9
	382.8	356.9

Less:
Cash and cash equivalents	106.0	92.0
Non-current portion of restricted cash equivalents	1.0	0.5
Net Debt	$275.8	$264.4